AMENDED AND RESTATED BY-LAWS

OF

WESTERN ASSET INTERMEDIATE MUNI FUND INC.

A Maryland Corporation
ARTICLE I.

STOCKHOLDERS
            Section 1.	Annual Meetings.  The annual meeting of the
stockholders of Western Asset Intermediate Muni Fund Inc. (the "Corporation") shall be held following the end of the
Corporation's fiscal year as fixed from time to time by the
Board of Directors.  An annual meeting may be held at the time and at any place within or without of the State of Maryland as may be determined by the Board of Directors and as shall be designated in the notice of the meeting. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Articles of Incorporation or these
By-Laws.
            Section 2.	Special Meetings.  Special meetings of the
stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, may be held at any place within the United
States, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders
entitled to cast at least a majority of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the
Corporation).
            Section 3.	Notice of Meetings.  (a) Except as provided
in the Articles of Incorporation, written or printed notice of the purpose or purposes and of the time and place of every
meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least
10 (ten) days, but not more than 90 (ninety) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or
supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of
Directors in favor of the actions or person as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the
meeting in person or by proxy, or who before or after the
meeting submits a signed waiver of notice that is filed with the records of the meeting.
            (b)	At any annual or special meeting of the
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto)
given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder in accordance with the paragraphs below and (ii) a proper subject under applicable law for stockholder action.  To be properly brought before a special meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors and (ii) a proper subject under applicable law for stockholder action.
            For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the
Corporation (other than proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act")), including any proposal relating to the nomination of a director to be elected to the Board of Directors of the
Corporation, the stockholder must have given timely notice
thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the
Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
            Such stockholder's notice shall set forth (a) as to
each person whom the stockholder proposes to nominate for
election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made;
and (c) as to the stockholder giving the notice and the
beneficial owner, if any, on whose behalf the nomination or
proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such
beneficial owner and (ii) the class and number of shares of
stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
            Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 3. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3, and, if he should so determine, he shall so declare to the
meeting that any such business not properly brought before the meeting shall not be considered or transacted.
            Section 4.	Quorum.  Except as otherwise provided by
statute or by the Corporation's Articles of Incorporation, the presence in person or by proxy of holders of one-third of the shares of stock of the Corporation entitled to vote at the
meeting shall constitute a quorum at each meeting of the stockholders. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without
notice other than by announcement, may adjourn the meeting from time-to-time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders entitled to vote present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.
            Section 5.	Adjournment.  Any meeting of the
stockholders may be adjourned from time-to-time, without notice other than by announcement at the meeting at which the adjournment is taken.  At any adjourned meeting at which a
quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than 120 (one hundred twenty) days after the original record date.
            Section 6.	Organization.  At every meeting of the
stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as Chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the
minutes of the meeting.
            Section 7.	Order of Business.  The order of business at
all meetings of the stockholders shall be as determined by the chairman of the meeting.
            Section 8.	Voting.  Each holder of record of shares of
stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every full share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to Section
9 of this Article I and proportionate, fractional votes for fractional shares held.
            Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act as proxy for the stockholder by (a) signing a writing authorizing another person to act as proxy or (b) any other means permitted by law. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.
            Section 9.	Fixing of Record Date.  The Board of
Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders.  The record date for a particular meeting shall be not more than 90 (ninety) nor fewer than 10 (ten) days before the date of the meeting.  All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.
            Section 10.	Inspectors.  The Board of Directors may, in
advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or at an adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to
execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability.
The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares
represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a
certificate of any fact found by them.  No director or candidate for the office of director shall act as inspector of an election of directors.  Inspectors need not be stockholders of the
Corporation.
            Section 11.	Consent of Stockholders in Lieu of Meeting.
Except as otherwise provided by statute or the Corporation's Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of the meeting.
ARTICLE II.

BOARD OF DIRECTORS
            Section 1.	General Powers.  Except as otherwise
provided in the Corporation's Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the
stockholders by law, by the Corporation's Articles of
Incorporation or by these By-Laws.
            Section 2.	Number of Directors.  The number of
directors and directorships to be filled by vote of the holders of particular classes of stock, if applicable, to the exclusion of other classes of stock, shall be fixed from time-to-time by resolution of the Board of Directors adopted by a majority of the Directors then in office.  Any vacancy created by an
increase in Directors may be filled in accordance with Section 6 of this Article II.  No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is
specifically removed pursuant to Section 5 of this Article II at the time of the decrease.  A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.
            Section 3.	Election and Term of Directors.  The term of
the office of each director shall be from the time of his
election and qualification until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these by-laws, or as otherwise provided by statute or the
Corporation's Articles of Incorporation.
            Beginning with the first annual meeting of
stockholders of the Corporation (the "initial annual meeting"), the directors shall be divided into three classes, designated
Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the initial annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-
year term and Class III directors for a three-year term.  At each annual meeting of stockholders beginning with the annual meeting of stockholders next succeeding the initial annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for 1 three-year term.
A director elected by the stockholders shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
            Section 4.	Resignation.  A director of the Corporation
may resign at any time by giving written notice of his
resignation to the Board of Directors or the Chairman of the
Board or to the President or the Secretary of the Corporation.
Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be
specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
            Section 5.	Removal of Directors.  Any director of the
Corporation may be removed by the stockholders only for cause, and not without cause, and only by action of stockholders taken by the holders of at least 75% of the shares of the class of capital stock then entitled to vote for such director in the election of directors.
            Section 6.	Vacancies.  Subject to the provisions of the
Investment Company Act of 1940, as amended, and the
Corporation's Articles of Incorporation, any vacancies in the
Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the remaining directors even though that majority is less than a quorum.  Except as otherwise provided in the Corporation's
Articles of Incorporation, a majority of the entire Board may fill a vacancy which results from an increase in the number of directors. Any director appointed by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders or until a successor has been chosen and
qualified or until his earlier resignation or removal.
            Section 7.	Place of Meetings.  Meetings of the Board
may be held at any place that the Board of Directors may from time-to-time determine or that is specified in the notice of the meeting.
            Section 8.	Regular Meetings.  Regular meetings of the
Board of Directors may be held without notice at the time and place determined by the Board of Directors.
            Section 9.	Special Meetings.  Special meetings of the
Board of Directors may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.
            Section 10.	Notice of Special Meeting.  Notice of each
special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication, at least 3 (three) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least 3 (three) days
before the day on which the meeting is to be held.
            Section 11.	Waiver of Notice of Meetings.  Notice of any
special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who
shall attend the meeting.
            Section 12.	Quorum and Voting.  One-third (but not fewer
than 2 (two)) of the members of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or any other applicable statute, the act of a majority of the directors
present at any meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
            Section 13.	Organization.  The Board of Directors may
designate a Chairman of the Board, who shall preside at each meeting of the Board and who shall have such other duties as the Board of Directors may prescribe. In the absence or inability of the Chairman of the Board to act, another director, chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting.  The Secretary, or, in his absence or inability to act, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.
            Section 14.	Committees.  The Board of Directors may
designate one or more committees of the Board of Directors, each consisting of one or more directors. To the extent provided in the resolution designating a committee, and permitted by law, the committee or committees shall have and may exercise the
powers of the Board of Directors in the management of the
business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any committee or committees shall have the name or names determined from time-to-time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.  The members of a committee present at any
meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.
            Section 15.	Written Consent of Directors in Lieu of a
Meeting.  Subject to the provisions of the Investment Company
Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.
            Section 16.	Telephone Conference.  Members of the Board
of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference
telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.
            Section 17.	Compensation.  Each director shall be
entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.
            Section 18.	Director Nominations.  (a) Only persons who
are nominated in accordance with the procedures set forth in this Section 18 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this
Section 18.
            (b)	Such nominations, other than those made by or at
the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, any such notice by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the
meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or such public
disclosure was made.
            (c)	Any such notice by a stockholder shall set forth
(i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of
Directors pursuant to Regulation 14A under the Securities
Exchange Act of 1934 or any successor regulation thereto
(including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the
Corporation's books, of such stockholder and (B) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such stockholder.  At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the
Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.
            (d)	If a notice by a stockholder is required to be
given pursuant to this Section 18, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.
ARTICLE III.

OFFICERS, AGENTS AND EMPLOYEES
            Section 1.	Number and Qualifications.  The officers of
the Corporation shall be a President, a Secretary and a
Treasurer, each of whom shall be elected by the Board of
Directors.  The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper.  Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify in more than one capacity any instrument required by law to be executed, acknowledged or verified by more than one officer. Each officer shall be elected by the Board of Directors in accordance with the provisions of the Maryland
General Corporation Law and shall serve until his successor
shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws.  The Board of Directors may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or the appointing authority.
            Section 2.	Resignations.  Any officer of the
Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the same time specified therein or, if the time when it shall become effective is not specified therein,
immediately upon its receipt.  Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
            Section 3.	Removal of Officer, Agent or Employee.  Any
officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.
            Section 4.	Vacancies.  A vacancy in any office whether
arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to the office.
            Section 5.	Compensation.  The compensation of the
officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.
            Section 6.	Bonds or Other Security.  If required by the
Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the
Board may require.
            Section 7.	President.  The President shall be the chief
executive officer of the Corporation.  In the absence of
inability of the Chairman of the Board (or if there is none) to act, the President shall preside at all meetings of the
stockholders and, if also a director, of the Board of Directors.
The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the
Board, and he may delegate these powers.
            Section 8.	Vice President.  Each Vice President shall
have the powers and perform the duties that the Board of
Directors, the Chairman of the Board or the President may from time to time prescribe.
            Section 9.	Treasurer.  Subject to the provisions of any
contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the
Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same;
he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President. The Treasurer shall be the chief financial officer of the Corporation.
            Section 10.	Secretary.  The Secretary shall
            (a)	keep or cause to be kept in one or more books
provided for the purpose, the minutes of all meetings of the
Board of Directors, the committees of the Board and the
stockholders;
            (b)	see that all notices are duly given in accordance
with the provisions of these By-Laws and as required by law;
            (c)	be custodian of the records and the seal of the
Corporation and affix and attest the seal to all stock
certificates of the Corporation (unless the seal of the
Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;
            (d)	see that the books, reports, statements,
certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
            (e)	in general, perform all the duties incident to
the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the
President.
            Section 11.	Delegation of Duties.  in case of the
absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.
ARTICLE IV.

STOCK
            Section 1.	Stock Certificates.  The Board of Directors
may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice
President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation.  Any or all of the signatures or the seal on the certificate may be facsimiles.  In case any officer,
transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.
            Section 2.	Transfers of Shares.  Transfers of shares of
stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or
transfer clerk, and on surrender of the certificate or
certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the
exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to
recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.
            Section 3.	Regulations.  The Board of Directors may
make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.
            Section 4.	Stolen, Lost, Destroyed or Mutilated
Certificates.  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the
Corporation of its theft, loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the
place of any certificate issued by it that has been alleged to have been stolen, lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner
(or his legal representative) of a stolen, lost, destroyed or mutilated certificate to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged theft, loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.
            Section 5.	Fixing of Record Date for Dividends,
Distributions, etc.  The Board may fix, in advance, a date not more than 90 (ninety) days preceding the date fixed for the
payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the
Corporation, or for the delivery of evidences of rights or
evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.
            Section 6.	Information to Stockholders and Others.  Any
stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.
ARTICLE V.

INDEMNIFICATION AND INSURANCE
            Section 1.	Indemnification of Directors and Officers.
Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland
General Corporation Law, the Securities Act of 1933 and the Investment Corporation Act of 1940, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").
            Section 2.	Advances.  Any current or former director or
officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland
General Corporation Law, the Securities Act of 1933 and the Investment Corporation Act of 1940, as such statutes are now or hereafter in force; provided however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it is ultimately determined that he is not entitled to indemnification, and provided further that at least one of the following additional conditions is met: (1) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (2) the Corporation is insured against losses arising by reason of the advance; or (3) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in
Section 2(a)(19) of the Investment Corporation Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
            Section 3.	Procedure.  At the request of any current or
former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the Securities Act of 1933 and the Investment Corporation Act of 1940, as such statutes are now or hereafter in force, whether the standards required by this Article V have been met; provided, however, that indemnification shall be made only following: (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of disinterested non-party directors or (b) an
independent legal counsel in a written opinion.
            Section 4.	Indemnification of Employees and Agents.
Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the Investment Corporation Act of 1940, the Securities Act
of 1933 and the Maryland General Corporation Law, as such
statutes are now or hereafter in force, and to such further
extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.
            Section 5.	Other Rights.  The indemnification provided
by this Article V shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which
those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while
holding such office or position, and shall continue as to a
person who has ceased to be a director or officer and shall
inure to the benefit of the heirs, executors and administrators of such person.
            Section 6.	Insurance.  The Corporation shall have the
power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee,
employee, agent or fiduciary of another corporation,
partnership, joint venture, trust, enterprise or employee
benefit plan, against any liability asserted against and
incurred by him in any such capacity, or arising out of his
status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article V or applicable law.
            Section 7.	Constituent, Resulting or Surviving
Corporations. For the purposes of this Article V, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.
ARTICLE VI.

SEAL
            The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.
ARTICLE VII.

FISCAL YEAR
            The Corporation's fiscal year shall be fixed by the Board of Directors.
ARTICLE VIII.

AMENDMENTS
            These By-Laws may be amended or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Corporation Act of 1942, as amended.
As adopted:  February 2009

As amended:  August 11, 2016


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